EXHIBIT 24.1

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of William H. Baumhauer, Donald C. Moore and Charles W. Redepenning, Jr. acting together or singularly, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, (i) to sign a Registration Statement on Form S-8 under the
Securities Act of 1933, as amended (the "Securities Act"), relating to the shares issuable pursuant to the DAKA International, Inc. Employee Stock Purchase Plan and (ii) to sign any and all amendments (including post-effective amendments) to such Registration Statement, and (iii) to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act. The undersigned hereby ratifies and confirms all that such attorney-in-fact or his substitute may lawfully do or cause to be done by virtue hereof.


Signature                           Capacity                          Date


/s/William H. Baumhauer   Chairman, Chief Executive Officer       March 10, 1997
-----------------------   and Director (Principal Executive
William H. Baumhauer      Officer)


/s/Allen R. Maxwell       President and Chief Operating           March 10, 1997
-------------------       Officer and Director
Allen R. Maxwell


/s/Donald C. Moore        Senior Vice President and               March 10, 1997
------------------        Chief Financial Officer (Principal
Donald C. Moore           Financial and Accounting Officer)



/s/Erline Belton                        Director                  March 10, 1997
Erline Belton


/s/Joseph W. O'Donnell                  Director                  March 10, 1997
Joseph W. O'Donnell


/s/Dean P. Vlahos                       Director                  March 10, 1997
Dean P. Vlahos